Exhibit 99

Direct General Corporation Announces Impact of Hurricanes and Previews
                             Third Quarter

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Oct. 4, 2004--Direct General Corporation (NASDAQ:DRCT) today announced the estimated third quarter impact of the four hurricanes that struck Florida and the Southeastern United States and disrupted business in many of the markets where the Company operates. As is typical with hurricanes where there is sufficient advance warning, a number of our customers evacuated the most heavily impacted areas prior to landfall. Therefore, the combined impact of the four hurricanes is only expected to result in a pre-tax increase to losses of approximately $2.0 to $2.5 million.
    These hurricanes not only caused property damage, but also produced substantial power outages that resulted in a number of our sales offices being closed for several days during the quarter. In addition, many of our customers incurred the financial hardships associated with storm preparation and evacuation on several occasions, paying insurance claim deductibles on their damaged homes and other property, and the interruption of their employment. As a result, our gross revenue growth in our existing states was lower than expected for the third quarter of 2004 largely due to the impact of the hurricanes. Additionally, we experienced slower growth than expected in Texas during the quarter as we have not realized the benefit of the "Direct" brand name, which is being introduced as part of our initial advertising campaign that began in August.
    Based on the foregoing, we are revising our estimated gross revenue growth for 2004 to be between 14% and 17%. We reiterate our expected gross revenue growth of between 15% and 20% for 2005 and a return on average equity in excess of 20% for 2004 and 2005.
    Direct General Corporation plans to hold a one-hour conference call to discuss its third quarter 2004 results at 11:00 a.m. (EST), November 2, 2004.

    GENERAL INFORMATION

    Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services through neighborhood sales offices staffed primarily by employee-agents. Direct's operations are concentrated in the southeastern part of the United States. Additional information about Direct can be found online at http://www.direct-general.com.

    Safe Harbor Statement

    This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
    These statements can be identified from the use of the words "may", "should", "could", "potential", "continue", "plan", "forecast", "estimate", "project", "believe", "intend", "anticipate", "expect", "target", "is likely", "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
    Forward-looking statements are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
    In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.

    CONTACT: Direct General Corporation, Nashville
             William J. Harter, 901-541-3399
             Fax: 901-366-3875
             bill.harter@directins.com
             http://www.direct-general.com